                                                                    Exhibit 3.2



                                  B Y - L A W S

                                       of

                          TANDEM COMPUTERS INCORPORATED

















                                     Adopted

                                January 15, 1980


                Amended:
                                                  July 31, 1984
                                                  July 28, 1988
                                                  February 13, 1989
                                                  February 20, 1990
                                                  November 11, 1996

                                  B Y - L A W S

                                       of

                          TANDEM COMPUTERS INCORPORATED


                                TABLE OF CONTENTS


                                                                   Page

ARTICLE I - Offices

         Section 1.    Registered Office..........................  1
         Section 2.    Other Offices..............................  1

ARTICLE II - Meetings of Stockholders

         Section 1.    Election of Directors......................  1
         Section 2.    Annual Meetings............................  2
         Section 3.    Notice of Annual Meeting...................  3
         Section 4.    Stock Ledger...............................  3
         Section 5.    Special Meetings...........................  4
         Section 6.    Notice of Special Meetings.................  4
         Section 7.    Business at Special Meeting................  4
         Section 8.    Quorum; Adjourned Meetings.................  4
         Section 9.    Required Vote..............................  5
         Section 10.   Vote Per Share; Proxies....................  5
         Section 11.   Written Consent............................  6

ARTICLE III - Directors

         Section 1.    Number.....................................  8
         Section 2.    Vacancies..................................  9
         Section 3.    Duties.....................................  9
         Section 4.    Meetings................................... 10
         Section 5.    Organizational Meeting..................... 10
         Section 6.    Regular Meetings........................... 10
         Section 7.    Special Meetings; Notice................... 11
         Section 8.    Quorum; Required Vote; Adjourned
                       Meetings................................... 12
         Section 9.    Written Consent............................ 12
         Section 10.   Telephone Meetings......................... 13
         Section 11.   Committees................................. 13
         Section 12.   Compensation............................... 14
         Section 13.   Removal.................................... 15
         Section 14.   Nominations................................ 15
         Section 15.   Rights Agreement........................... 17


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ARTICLE IV - Notices

         Section 1.      Manner........................................... 17
         Section 2.      Waiver........................................... 17

ARTICLE V - Officers

         Section 1.      Required Officers................................ 18
         Section 2.      Other Officers................................... 18
         Section 3.      Salaries......................................... 18
         Section 4.      Term; Removal.................................... 19
         Section 5.      Chief Executive Officer.......................... 19
         Section 6.      President........................................ 19
         Section 7.      Chief Operating Officer.......................... 20
         Section 8.      Vice President................................... 20
         Section 9.      Secretary........................................ 20
         Section 10.     Assistant Secretary.............................. 21
         Section 11.     Treasurer........................................ 22
         Section 12.     Assistant Treasurer.............................. 22

ARTICLE VI - Stock Certificates

         Section 1.      Required Signatures.............................. 23
         Section 2.      Facsimile Signatures............................. 23
         Section 3.      Partly Paid Shares............................... 23
         Section 4.      Classes of Stock................................. 24
         Section 5.      Lost Certificates................................ 24
         Section 6.      Transfer......................................... 25
         Section 7.      Record Date...................................... 25
         Section 8.      Record Owners.................................... 26

ARTICLE VII - Indemnification

         Section 1.      General.......................................... 26
         Section 2.      Non-Exclusivity.................................. 27

ARTICLE VIII - General Provisions

         Section 1.      Dividends........................................ 28
         Section 2.      Reserves......................................... 28
         Section 3.      Annual Statement................................. 28
         Section 4.      Checks........................................... 28
         Section 5.      Fiscal Year...................................... 29
         Section 6.      Seal............................................. 29

ARTICLE IX - Amendments

         Section 1.      Procedure........................................ 29
         Section 2.      Stockholder Amendments........................... 29


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                                  B Y - L A W S

                                       of

                         TANDEM COMPUTERS INCORPORATED,

                             a Delaware corporation


                                    ARTICLE I

                                     Offices

         Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The board of directors may change the location of the registered office to any other place in Delaware.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 1. Election of Directors. All meetings of the stockholders for the election of directors shall be held in the City of Cupertino, State of California, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and


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place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At each annual meeting, directors shall be elected for the class of directors whose terms are then expiring and the stockholders shall transact such other business as may properly be brought before such meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the secretary must have received written notice from the stockholder not less than thirty (30) days nor more than sixty (60) days prior to the meeting. Such written notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the


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stockholder in such business. Notwithstanding any other provision in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.

         Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 4. Stock Ledger. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during


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the whole time thereof and may be inspected by any stockholder who is present.

         Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 7. Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. Quorum; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute


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or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. Except as hereinafter provided, no notice of the adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. Required Vote. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting unless the question is one upon which, by express provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the vote on such question.

         Section 10. Vote Per Share; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one


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vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. At all elections of directors of the corporation each stockholder having voting power shall be entitled to exercise the right of cumulative voting as provided in the certificate of incorporation.

         Section 11. Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, which consent shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         To be valid, a written consent must be signed by each and every record owner for which such written consent is being


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given. No written consent shall be valid for longer than sixty (60) days after its execution.

         In addition to any other applicable requirements, for business to be properly submitted to the stockholders for action by written consent by a stockholder, the stockholder must have given timely notice thereof in writing (the "Stockholder Notice") to the secretary of the corporation, in order that the board of directors may fix a record date pursuant to this Section 11. A Stockholder Notice must be delivered to or mailed and received at the principal executive office of the corporation, addressed to the attention of the secretary of the corporation. A Stockholder Notice shall set forth as to each matter the stockholder proposes to submit to the stockholders for action by written consent
(a) a brief description of the business desired to be so submitted, (b) the name and record address of the stockholder proposing such business, and (c) the class and number of shares of the corporation which are beneficially owned by the stockholder.

         In order that the corporation may determine the stockholders entitled to act by written consent, the board of directors shall fix in advance a record date, which shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall in its Stockholder Notice request the board of directors to fix a record date. The board of directors shall, promptly, but in all


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events not more than ten (10) days after the date on which such Stockholder
Notice is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten (10) days of the date on which such Stockholder Notice is received, the record date for determining stockholders entitled to act by written consent, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its secretary.

         Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to act by written consent shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

                                   ARTICLE III

                                    Directors

         Section 1. Number. The number and classes of directors which shall constitute the whole board shall be as provided in the certificate of incorporation. At each annual meeting of the stockholders, directors shall be elected for that class of directors whose terms are then expiring, except as provided in Section 2 of this Article, and each director so elected shall


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hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

         Section 2. Vacancies. Sole power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be vested in the board of directors through action by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office in that class until the next annual election for directors of that class and until his successor is duly elected and qualified or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, may summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3. Duties. The business and affairs of the corporation shall be managed by the board of directors.


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         Section 4. Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. Organizational Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be designated by the board. In the absence of such designation regular meetings shall be held at the principal executive office of the corporation. There shall be a regular meeting of the board of directors at or about the time of the annual meeting of stockholders, for the purpose of organization, election of officers, and the transaction of other business. Other regular meetings of the board shall be held without call on such date


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and time as may be fixed by the board of directors; provided, however that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next following day which is not a legal holiday.

         Section 7. Special Meetings; Notice. Special meetings of the board may be held for any purpose or purposes and may be called at any time by the chairman of the board of directors, the president and chief executive officer or the chief operating officer, as appointed by the board, or, if all are absent or unable or refuse to act, by a majority of the directors then in office. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to him at his address as it appears upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the director or actually transmitted by the person giving the notice by electronic means to the director at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least two hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated to either the director or to a person at the office of the director whom


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the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such directors. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the corporation, and need not specify the purpose of the meeting.

         Section 8. Quorum; Required Vote; Adjourned Meetings. At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided in the certificate of incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. No notice of the adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

         Section 9. Written Consent. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of


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directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.

         Section 10. Telephone Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 11. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, which director or directors may replace any absent or disqualified member or members at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent


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provided in the resolution of the board of directors or in these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         Section 12. Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall


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preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 13. Removal. Any director or the entire board of directors may be removed, but only for cause by vote of the holders of a majority of shares entitled to vote at an election of directors.

         Section 14. Nominations. Nominations for election to the board at a meeting of shareholders may be made by the board or a nominating committee appointed by the board, or by any shareholder of the corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the board or the nominating committee of the board, shall be made by notification in writing, delivered or mailed by first-class United States mail, postage prepaid, to the chairman of the board of the corporation not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 35 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the chairman of the board of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Other than nominations made by or on behalf of the board, every nomination for the board of directors at a meeting of shareholders shall include the submission, filed with the secretary of the


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corporation, of a statement setting forth the following information as to each proposed nominee who is not an incumbent director:

         (1) the name, age; residence address, and business address of such proposed nominee;

         (2) the current occupation and current employer of such proposed nominee and the name of all corporations whose boards of directors such proposed nominee serves or for whom he serves or acts as officer;

         (3) a statement as to whether or not either he or any person or firm with whom he has a relationship as partner, associate, employee or otherwise, is a shareholder, director, officer, employee, accountant, consultant, adviser, agent, broker, dealer, nominee, or attorney of or for any person, corporation, partnership or other entity, or affiliate or subsidiary thereof, which is a competitor of this corporation;

         (4) the amount of stock of the corporation owned beneficially, directly or indirectly, by such proposed nominee and by members of his family residing with him and the names of the registered owners thereof; and

         (5) a statement as to such proposed nominee describing any conviction for a felony or misdemeanor (other than for minor traffic violations) that occurred during the preceding 10 years. The chairman of the meeting may, in his discretion, determine and declare to the meeting that a nomination not made in accordance with the foregoing procedure shall be disregarded and of no effect.


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         Section 15. Rights Agreement. Notwithstanding any of the foregoing, any action stated in the First Amended and Restated Rights Agreement, dated June 17, 1988, to be taken by the Board of Directors after a Person has become an Acquiring Person shall require the presence in office of Continuing Directors and the concurrence of a majority of the Continuing Directors. Capitalized terms in this paragraph shall have the meanings indicated in such Rights Agreement.

                                   ARTICLE IV

                                    Notices

         Section 1. Manner. Whenever, under the provisions of the General Corporation Law of the State of Delaware, the certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in the manner provided in Article III, Section 7 of these by-laws.

         Section 2. Waiver. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    Officers

         Section 1. Required Officers. The board of directors at its meeting held at or about the time of the annual meeting of stockholders shall choose a president, one or more vice presidents, a secretary, one or more assistant secretaries and a treasurer. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         Section 2. Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary, all of which officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 3. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.


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         Section 4. Term; Removal. Each officer of the corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         Section 5. Chief Executive Officer. The chief executive officer of the corporation shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, at all meetings of the board of directors. Subject to the control of the board of directors, he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. He shall have all of the powers and shall perform all of the duties which are ordinarily inherent in the office of the chief executive officer, and he shall have such further powers and shall perform such further duties as may be prescribed for him by the board of directors.

         Section 6. President. The president shall have all of the powers and shall perform all of the duties which are ordinarily inherent in the office of the president, and he shall have such further powers and shall perform such further duties as may be prescribed for him by the board of directors.

         Section 7. Chief Operating Officer. The chief operating officer shall have all of the powers and shall perform all of the duties which are ordinarily inherent in the office of the chief operating officer, and he shall have such further powers and shall perform such further duties as may be prescribed for him by the board of directors.

         Section 8. Vice President. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors or, in the absence of any such designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 9. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and committees of the board required by the by-laws or by law to be given, and he shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep or cause to be kept at the principal executive office of the corporation or at the office of the corporation's transfer agent a record of stockholders or a duplicate record of stockholders showing the names of the stockholders and their addresses, the number of shares and classes of shares held by each, the number and date of certificate issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 10. Assistant Secretary. The assistant secretary (or in the event there be more than one assistant secretary, the assistant secretaries in the order designated by the board of directors or, in the absence of any such designation, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 11. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings or when the board of directors so requires, and to the president an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 12. Assistant Treasurer. The assistant treasurer (or in the event there shall be more than one assistant treasurer, the assistant treasurers in the order designated by the board of directors or, in the absence of any such


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
designation, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                               Stock Certificates

         Section 1. Required Signatures. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

         Section 2. Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. Partly Paid Shares. Certificates may be issued for partly paid shares. Upon the face or back of the certificates issued to represent any such partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

         Section 4. Classes of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions on such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a legend reciting that the corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions on such preferences and/or rights.

         Section 5. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 6. Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 7. Record Date. In order that the corporation may determine the stockholders who are entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any action. A determination of stockholders of record entitled to receive notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 8. Record Owners. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of the State of Delaware.

                                   ARTICLE VII

                                 Indemnification

         Section 1. General. The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

         Section 2. Non-Exclusivity. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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
                                  ARTICLE VIII

                               General Provisions

         Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to the General Corporation Law of the State of Delaware. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or


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
officers or such other person or persons as the board of directors may from time to time designate.

         Section 5. Fiscal Year. The fiscal year of the corporation shall end on September 30 of each year.

         Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the date of its organization and the words "Seal" or "Incorporated" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                   Amendments

         Section 1. Procedure. These by-laws may be altered, amended or repealed or new by-laws may be adopted, at a regular or special meeting or by written consent, by the stockholders or by the board of directors when such power is conferred upon the board of directors by the certificate of incorporation.

         Section 2. Stockholder Amendments. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of stockholders to adopt, amend or repeal by-laws.


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